UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2013

Aqua America, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-527-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with Aqua America, Inc.’s Corporate Governance Guidelines, which establishes age 72 as the normal retirement age for directors, on May 8, 2013, Mario Mele, a member of the Board of Directors of Aqua America, Inc. (the “Company”) since 2009, submitted his resignation from the Board of Directors and Committees of the Board effective June 27, 2013, the date of his 72nd birthday. In view of Mr. Mele’s valuable service to the Board of Directors, including serving on the Corporate Governance Committee since 2009, and in order to facilitate a smooth transition of his responsibilities, the Board of Directors requested, and Mr. Mele agreed, that he continue to serve as a member of the Board of Directors and member of the Corporate Governance Committee until the Company’s 2014 Annual Meeting of Shareholders, which is the expiration of the term for which he was elected in 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

May 13, 2013	By:	/s/ Christopher P. Luning
		Name:	Christopher P. Luning
		Title:	Senior Vice President, General Counsel and Secretary